EXHIBIT 99.1

AssetMark Reports $90.8B Platform Assets for First Quarter 2022

CONCORD, Calif., April 28, 2022 (GLOBE NEWSWIRE) — AssetMark Financial Holdings, Inc. (NYSE: AMK) today announced financial results for the quarter ended March 31, 2022.

First Quarter 2022 Financial and Operational Highlights

•	Net income for the quarter was $22.2 million, or $0.30 per share.
•	Adjusted net income for the quarter was $28.8 million, or $0.39 per share, on total revenue of $148.3 million.
•	Adjusted EBITDA for the quarter was $44.5 million, or 30.0% of total revenue.
•

Platform assets increased 15.1% year-over-year, but declined 2.9% quarter-over-quarter to $90.8 billion, due to negative market impact net of fees of $4.8 billion, partially offset by quarterly net flows of $2.1 billion.

•	Year-to-date annualized net flows as a percentage of beginning-of-year platform assets were 9.1%.
•

More than 5,700 new households and 195 new producing advisors joined the AssetMark platform during the first quarter. In total, as of March 31, 2022 there were over 8,700 advisors (approximately 2,800 were engaged advisors) and over 215,000 investor households on the AssetMark platform.

•	We realized an 18.7% annualized production lift from existing advisors for the first quarter, indicating that advisors continued to grow organically and increase wallet share on our platform.

“Our latest Outsourcing Survey shows that advisors who outsource reported stronger client relationships, increased acquisition and retention of clients, and higher asset totals. For these reasons and more, we expect outsourcing growth to continue and we are well-positioned to capitalize on the trend,” said Natalie Wolfsen, CEO of AssetMark. “The strength of our first-quarter results is a testament to the value we provide our advisors and their clients. Year over year, we saw double-digit growth in key operational and financial metrics, and we will look to continue this momentum through 2022.”

First Quarter 2022 Key Operating Metrics

| | 1Q22 | 1Q21 | Variance per year |
|---|---|---|---|
| **Operational metrics:** | | | |
| Platform assets (at period-beginning) (millions of dollars) | 93,487 | 74,520 | 25.5% |
| Net flows (millions of dollars) | 2,135 | 1,927 | 10.8% |
| Market impact net of fees (millions of dollars) | (4,804) | 2,433 | NM |
| Acquisition impact (millions of dollars) | - | - | NM |
| Platform assets (at period-end) (millions of dollars) | 90,818 | 78,880 | 15.1% |
| Net flows lift (% of beginning of year platform assets) | 2.3% | 2.6% | (30 bps) |
| Advisors (at period-end) | 8,701 | 8,477 | 2.6% |
| Engaged advisors (at period-end) | 2,815 | 2,611 | 7.8% |
| Assets from engaged advisors (at period-end) (millions of dollars) | 83,643 | 71,635 | 16.8% |
| Households (at period-end) | 215,668 | 190,915 | 13.0% |
| New producing advisors | 195 | 194 | 0.5% |
| Production lift from existing advisors (annualized %) | 18.7% | 21.8% | (14.1%) |
| Assets in custody at ATC (at period-end) (millions of dollars) | 69,762 | 57,778 | 20.7% |
| ATC client cash (at period-end) (millions of dollars) | 3,095 | 2,497 | 23.9% |
| | | | |
| **Financial metrics:** | | | |
| Total revenue (millions of dollars) | 148 | 119 | 24.6% |
| Net income (loss) (millions of dollars) | 22.2 | (8.9) | NM |
| Net income (loss) margin (%) | 15.0% | (7.5%) | 2,250 bps |
| Capital expenditure (millions of dollars) | 8.4 | 8.2 | 2.5% |
| | | | |
| **Non-GAAP financial metrics:** | | | |
| Adjusted EBITDA (millions of dollars) | 44.5 | 34.1 | 30.5% |
| Adjusted EBITDA margin (%) | 30.0% | 28.6% | 140 bps |
| Adjusted net income (millions of dollars) | 28.8 | 22.2 | 29.8% |

Note: Percentage variance based on actual numbers, not rounded results

Webcast and Conference Call Information

AssetMark will host a live conference call and webcast to discuss its first quarter 2022 results. In conjunction with this earnings press release, AssetMark has posted an earnings presentation on its investor relations website at http://ir.assetmark.com. Conference call and webcast details are as follows:

•	Date: April 28, 2022
•	Time: 2:00 p.m. PT; 5:00 p.m. ET
•

Phone: Listeners can pre-register for the conference call here: https://www.incommglobalevents.com/registration/q4inc/10526/assetmark-financial-holdings-inc-q1-2022-earnings-conference-call/. Upon registering, you will be provided with participant dial-in numbers, passcode and unique registrant ID. In the 10 minutes prior to the call start time, you may use the conference access information (dial in number, direct event passcode and registrant ID) provided in the confirmation email received at the point of registering to join the call directly.

•

Webcast: http://ir.assetmark.com. Please access the website 10 minutes prior to the start time. The webcast will be available in recorded form at http://ir.assetmark.com for 14 days from April 28, 2022.

About AssetMark Financial Holdings, Inc.

AssetMark is a leading provider of extensive wealth management and technology solutions that power independent financial advisors and their clients. Through AssetMark, Inc., its investment advisor subsidiary registered with the Securities and Exchange Commission, AssetMark operates a platform that comprises fully integrated technology, personalized and scalable service and curated investment platform solutions designed to make a difference in the lives of advisors and their clients. AssetMark had $90.8 billion in platform assets as of March 31, 2022 and has a history of innovation spanning more than 25 years.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our future financial and operating performance, which involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “will,” “may,” “could,” “should,” “believe,” “expect,” “estimate,” “potential” or “continue,” the negative of these terms and other comparable terminology that conveys uncertainty of future events or outcomes. These forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause actual results to differ materially from statements made in this press release, including our business strategies, our operating and financial performance and general market, economic and business conditions. Other potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s

Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2021, which is on file with the Securities and Exchange Commission and available on our investor relations website at http://ir.assetmark.com. Additional information will be set forth in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, which is expected to be filed in early May. All information provided in this release is based on information available to us as of the date of this press release and any forward-looking statements contained herein are based on assumptions that we believe are reasonable as of this date. Undue reliance should not be placed on the forward-looking statements in this press release, which are inherently uncertain. We undertake no duty to update this information unless required by law.

AssetMark Financial Holdings, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands except share data and par value)

	March 31, 2022	December 31, 2021
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$98,717	$76,707
Restricted cash	13,000	13,000
Investments, at fair value	14,461	14,498
Fees and other receivables, net	9,075	9,019
Income tax receivable, net	—	6,276
Prepaid expenses and other current assets	13,696	14,673
Total current assets	148,949	134,173
Property, plant and equipment, net	7,724	8,015
Capitalized software, net	77,130	73,701
Other intangible assets, net	707,522	709,693
Operating lease right-of-use assets	21,425	22,469
Goodwill	436,821	436,821
Other assets	3,184	2,090
Total assets	$1,402,755	$1,386,962
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,384	$2,613
Accrued liabilities and other current liabilities	46,010	56,249
Income tax payable, net	397	—
Total current liabilities	48,791	58,862
Long-term debt, net	116,735	115,000
Other long-term liabilities	16,463	16,468
Long-term portion of operating lease liabilities	27,089	28,316
Deferred income tax liabilities, net	158,930	158,930
Total long-term liabilities	319,217	318,714
Total liabilities	368,008	377,576
Stockholders’ equity:
Common stock, $0.001 par value (675,000,000 shares authorized and 73,594,027 and 73,562,717 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively)	74	74
Additional paid-in capital	932,212	929,070
Retained earnings	102,461	80,242
Total stockholders’ equity	1,034,747	1,009,386
Total liabilities and stockholders’ equity	$1,402,755	$1,386,962

AssetMark Financial Holdings, Inc.

Unaudited Condensed Consolidated Statements of Income

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2022	2021
Revenue:
Asset-based revenue	$142,076	$115,813
Subscription-based revenue	3,318	—
Spread-based revenue	1,955	2,606
Other revenue	954	587
Total revenue	148,303	119,006
Operating expenses:
Asset-based expenses	41,687	36,094
Spread-based expenses	405	676
Employee compensation	40,290	67,302
General and operating expenses	22,059	17,489
Professional fees	5,733	4,260
Depreciation and amortization	7,469	9,471
Total operating expenses	117,643	135,292
Interest expense	1,159	771
Other expenses, net	128	(15)
Income (loss) before income taxes	29,373	(17,042)
Provision for (benefit from) income taxes	7,154	(8,126)
Net income (loss)	22,219	(8,916)
Net comprehensive income (loss)	$22,219	$(8,916)
Net income (loss) per share attributable to common stockholders:
Basic	$0.30	$(0.13)
Diluted	$0.30	$(0.13)
Weighted average number of common shares outstanding, basic	73,571,785	70,422,306
Weighted average number of common shares outstanding, diluted	73,675,460	70,422,306

AssetMark Financial Holdings, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended March 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$22,219	$(8,916)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	7,469	9,471
Interest	209	190
Share-based compensation	3,142	33,428
Debt acquisition write-down	130	—
Changes in certain assets and liabilities:
Fees and other receivables, net	(137)	(710)
Receivables from related party	81	—
Prepaid expenses and other current assets	2,541	804
Accounts payable, accrued liabilities and other current liabilities	(16,905)	(11,028)
Income tax receivable and payable, net	6,673	(8,582)
Net cash provided by operating activities	25,422	14,657
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of investments	(1,280)	(1,363)
Sale of investments	361	151
Purchase of property and equipment	(361)	(231)
Purchase of computer software	(8,077)	(8,002)
Net cash used in investing activities	(9,357)	(9,445)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of long-term debt, net	122,508	—
Payments on revolving credit facility	(115,000)	—
Payments on term loan	(1,563)	—
Net cash provided by financing activities	5,945	—
Net change in cash, cash equivalents, and restricted cash	22,010	5,212
Cash, cash equivalents, and restricted cash at beginning of period	89,707	81,619
Cash, cash equivalents, and restricted cash at end of period	$111,717	$86,831
SUPPLEMENTAL CASH FLOW INFORMATION
Income taxes paid	$532	$464
Interest paid	$390	$577
Non-cash operating activities:
Non-cash changes to right-of-use assets	$32	$(2,263)
Non-cash changes to lease liabilities	$32	$(2,263)

Explanations and Reconciliations of Non-GAAP Financial Measures

In addition to our results determined in accordance with U.S. generally accepted accounting principles (“GAAP”), we believe adjusted EBITDA, adjusted EBITDA margin and adjusted net income, all of which are non-GAAP measures, are useful in evaluating our performance. We use adjusted EBITDA, adjusted EBITDA margin and adjusted net income to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that such non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, such non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

Other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.

Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.

Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA is defined as EBITDA (net income plus interest expense, income tax expense, depreciation and amortization and less interest income), further adjusted to exclude certain non-cash charges and other adjustments set forth below. Adjusted EBITDA margin is defined as adjusted EBITDA divided by total revenue. Adjusted EBITDA and adjusted EBITDA margin are useful financial metrics in assessing our operating performance from period to period because they exclude certain items that we believe are not representative of our core business, such as certain material non-cash items and other adjustments such as share-based compensation, strategic initiatives and reorganization and integration costs. We believe that adjusted EBITDA and adjusted EBITDA margin, viewed in addition to, and not in lieu of, our reported GAAP results, provide useful information to investors regarding our performance and overall results of operations for various reasons, including:

•	non-cash equity grants made to employees at a certain price and point in time do not necessarily reflect how our business is performing at any particular time; as such, share-based compensation expense is not a key measure of our operating performance; and
•

costs associated with acquisitions and the resulting integrations, debt refinancing, restructuring, litigation and conversions can vary from period to period and transaction to transaction; as such, expenses associated with these activities are not considered a key measure of our operating performance.

We use adjusted EBITDA and adjusted EBITDA margin:

•	as measures of operating performance;
•	for planning purposes, including the preparation of budgets and forecasts;
•	to allocate resources to enhance the financial performance of our business;
•	to evaluate the effectiveness of our business strategies;
•	in communications with our board of directors concerning our financial performance; and
•	as considerations in determining compensation for certain employees.

Adjusted EBITDA and adjusted EBITDA margin have limitations as analytical tools, and should not be considered in isolation to, or as substitutes for, analysis of our results as reported under GAAP. Some of these limitations are:

•	adjusted EBITDA and adjusted EBITDA margin do not reflect all cash expenditures, future requirements for capital expenditures or contractual commitments;
•	adjusted EBITDA and adjusted EBITDA margin do not reflect changes in, or cash requirements for, working capital needs;
•	adjusted EBITDA and adjusted EBITDA margin do not reflect interest expense on our debt or the cash requirements necessary to service interest or principal payments; and
•

the definitions of adjusted EBITDA and adjusted EBITDA margin can differ significantly from company to company and as a result have limitations when comparing similarly titled measures across companies.

Set forth below is a reconciliation from net income, the most directly comparable GAAP financial measure, to adjusted EBITDA for the three months ended March 31, 2022 and 2021 (unaudited).

	Three Months Ended March 31,		Three Months Ended March 31,
(in thousands except for percentages)	2022	2021	2022	2021
Net income (loss)	$22,219	$(8,916)	15.0%	(7.5)%
Provision for (benefit from) income taxes	7,154	(8,126)	4.8%	(6.8)%
Interest income	(31)	(25)	—%	—%
Interest expense	1,159	771	0.8%	0.6%
Depreciation and amortization	7,469	9,471	5.0%	8.0%
EBITDA	37,970	(6,825)	25.6%	(5.7)%
Share-based compensation(1)	3,142	33,428	2.1%	28.0%
Reorganization and integration costs(2)	3,006	4,496	2.0%	3.8%
Acquisition expenses(3)	135	2,817	0.1%	2.3%
Business continuity plan(4)	115	72	0.1%	0.1%
Office closures(5)	—	121	—%	0.1%
Other expense	128	(15)	0.1%	—%
Adjusted EBITDA	$44,496	$34,094	30.0%	28.6%

(1)

“Share-based compensation” represents granted share-based compensation in the form of RSA, restricted stock unit, stock option, and stock appreciation right grants by us to certain of our directors and employees. Although this expense occurred in each measurement period, we have added the expense back in our calculation of adjusted EBITDA because of its noncash impact.

(2)

“Reorganization and integration costs” includes costs related our functional reorganization within our Operations, Technology and Retirement functions as well as duplicate costs related to the outsourcing of back-office operations functions. While we have incurred such expenses in all periods measured, these expenses serve varied reorganization and integration initiatives, each of which is non-recurring. We do not consider these expenses to be part of our core operations.

(3)	“Acquisition expenses” includes employee severance, transition and retention expenses, duplicative general and administrative expenses and other professional fees related to acquisitions.
(4)

“Business continuity plan” includes incremental compensation and other costs that are directly related to a transition to and hiring of a primarily remote workforce and other costs due to the COVID-19 pandemic.

(5)	“Office closures” represents one-time expenses related to closing facilities.

Set forth below is a summary of the adjustments involved in the reconciliation from net income and net income margin, the most directly comparable GAAP financial measures, to adjusted EBITDA and adjusted EBITDA margin for the three months ended March 31, 2022 and 2021, broken out by compensation and non-compensation expenses (unaudited).

	Three Months Ended March 31, 2022			Three Months Ended March 31, 2021
(in thousands)	Compensation	Non- Compensation	Total	Compensation	Non- Compensation	Total
Share-based compensation(1)	$3,142	$—	$3,142	$33,428	$—	$33,428
Reorganization and integration costs(2)	786	2,220	3,006	2,207	2,289	4,496
Acquisition expenses(3)	—	135	135	716	2,101	2,817
Business continuity plan(4)	—	115	115	—	72	72
Office closures(5)	—	—	—	—	121	121
Other expenses	—	128	128	—	(15)	(15)
Total adjustments to adjusted EBITDA	$3,928	$2,598	$6,526	$36,351	$4,568	$40,919

	Three Months Ended March 31, 2022			Three Months Ended March 31, 2021
(in percentages)	Compensation	Non- Compensation	Total	Compensation	Non- Compensation	Total
Share-based compensation(1)	2.1%	—	2.1%	28.0%	—	28.0%
Reorganization and integration costs(2)	0.5%	1.5%	2.0%	1.9%	1.9%	3.8%
Acquisition expenses(3)	—	0.1%	0.1%	0.6%	1.7%	2.3%
Business continuity plan(4)	—	0.1%	0.1%	—	0.1%	0.1%
Office closures(5)	—	—	—	—	0.1%	0.1%
Other expenses	—	0.1%	0.1%	—	—	—
Total adjustments to adjusted EBITDA margin %	2.6%	1.8%	4.4%	30.5%	3.8%	34.3%

(1)

“Share-based compensation” represents granted share-based compensation in the form of RSA, restricted stock unit, stock option, and stock appreciation right grants by us to certain of our directors and employees. Although this expense occurred in each measurement period, we have added the expense back in our calculation of adjusted EBITDA because of its noncash impact.

(2)

“Reorganization and integration costs” includes costs related to our functional reorganization within our Operations, Technology and Retirement functions as well as duplicate costs related to the outsourcing of back-office operations functions. While we have incurred such expenses in all periods measured, these expenses serve varied reorganization and integration initiatives, each of which is non-recurring. We do not consider these expenses to be part of our core operations.

(3)	“Acquisition expenses” includes employee severance, transition and retention expenses, duplicative general and administrative expenses and other professional fees related to acquisitions.
(4)

“Business continuity plan” includes incremental compensation and other costs that are directly related to a transition to and hiring of a primarily remote workforce and other costs due to the COVID-19 pandemic.

(5)	“Office closures” represents one-time expenses related to closing facilities.

Adjusted Net Income

Adjusted net income represents net income before: (a) share-based compensation expense, (b) amortization of acquisition-related intangible assets, (c) acquisition and related integration expenses, (d) restructuring and conversion costs and (e) certain other expenses. Reconciled items are tax effected using the income tax rates in effect for the applicable period, adjusted for any potentially non-deductible amounts. We prepared adjusted net income to eliminate the effects of items that we do not consider indicative of our core operating performance. We have historically not used adjusted net income for internal management reporting and evaluation purposes; however, we believe that adjusted net income, viewed in addition to, and not in lieu of, our reported GAAP results, provides useful information to investors regarding our performance and overall results of operations for various reasons, including the following:

•

non-cash equity grants made to employees at a certain price and point in time do not necessarily reflect how our business is performing at any particular time; as such, share-based compensation expense is not a key measure of our operating performance;

•

costs associated with acquisitions and related integrations, restructuring and conversions can vary from period to period and transaction to transaction; as such, expenses associated with these activities are not considered a key measure of our operating performance; and

•

amortization expense can vary substantially from company to company and from period to period depending upon each company’s financing and accounting methods, the fair value and average expected life of acquired intangible assets and the method by which assets were acquired; as such, the amortization of intangible assets obtained in acquisitions is not considered a key measure of our operating performance.

Adjusted net income does not purport to be an alternative to net income or cash flows from operating activities. The term adjusted net income is not defined under GAAP, and adjusted net income is not a measure of net income, operating income or any other performance or liquidity measure derived in accordance with GAAP. Therefore, adjusted net income has limitations as an analytical tool and should not be considered in isolation to, or as a substitute for, analysis of our results as reported under GAAP. Some of these limitations are:

•	adjusted net income does not reflect all cash expenditures, future requirements for capital expenditures or contractual commitments;
•	adjusted net income does not reflect changes in, or cash requirements for, working capital needs; and

•	other companies in the financial services industry may calculate adjusted net income differently than we do, limiting its usefulness as a comparative measure.

The schedule set forth below presents the Company’s GAAP results from the Condensed Consolidated Statements of Income (unaudited) for the three months ended March 31, 2022 and 2021, with certain line items adjusted for the items described above. Included below is also a reconciliation from net income, the most directly comparable GAAP financial measure, to adjusted net income for the three months and years ended March 31, 2022 and 2021 (unaudited).

	Three Months Ended March 31,
	2022	2021
Revenue:
Asset-based revenue	$142,076	$115,813
Subscription-based revenue	3,318	—
Spread-based revenue	1,955	2,606
Other revenue	954	587
Total revenue	148,303	119,006
Adjusted operating expenses:
Asset-based expenses	41,687	36,094
Spread-based expenses	405	676
Adjusted employee compensation (1)	36,362	30,952
Adjusted general and operating expenses (1)	20,803	13,418
Adjusted professional fees (1)	4,519	3,748
Adjusted depreciation and amortization (2)	5,740	4,363
Total adjusted operating expenses	109,516	89,251
Interest expense	1,159	771
Adjusted other expense, net (1)	—	—
Adjusted income before income taxes	37,628	28,984
Adjusted provision for income taxes (3)	8,842	6,811
Adjusted net income	$28,786	$22,173
Net income per share attributable to common stockholders:
Adjusted earnings per share (4)	$0.39	$0.30
Weighted average number of common shares outstanding, diluted (4)	73,675,460	72,898,648

(1)	Consists of the adjustments to EBITDA listed in the adjusted EBITDA reconciliation table above.
(2)	Relates to intangible assets established in connection with HTSC’s acquisition of our Company in 2016.
(3)	Consists of the provision for income taxes under US GAAP and the estimated tax impact of expense adjustments and acquisition-related amortization.
(4)

In Q1 2022, we began using the diluted GAAP shares outstanding given that our restricted stock awards fully vested in 2021 resulting in no material reconciling differences compared to the adjusted diluted common shares outstanding historically used for calculating adjusted earnings per share.

Set forth below is a reconciliation from net income, the most directly comparable GAAP financial measure, to adjusted net income for the three months ended March 31, 2022 and 2021 (unaudited).

Reconciliation of Non-GAAP Presentation.	Three months ended March 31, 2022			Three months ended March 31, 2021
(in thousands)	GAAP	Adjustments	Adjusted	GAAP	Adjustments	Adjusted
Revenue:
Asset-based revenue	$142,076	$—	$142,076	$115,813	$—	$115,813
Subscription-based revenue	3,318	—	3,318	—	—	—
Spread-based revenue	1,955	—	1,955	2,606	—	2,606
Other revenue	954	—	954	587	—	587
Total revenue	148,303	—	148,303	119,006	—	119,006
Operating expenses:
Asset-based expenses	41,687	—	41,687	36,094	—	36,094
Spread-based expenses	405	—	405	676	—	676
Employee compensation (1)	40,290	(3,928)	36,362	67,302	(36,350)	30,952
General and operating expenses (1)	22,059	(1,256)	20,803	17,489	(4,071)	13,418
Professional fees (1)	5,733	(1,214)	4,519	4,260	(512)	3,748
Depreciation and amortization (2)	7,469	(1,729)	5,740	9,471	(5,108)	4,363
Total operating expenses	117,643	(8,127)	109,516	135,292	(46,041)	89,251
Interest expense	1,159	—	1,159	771	—	771
Other expense, net (1)	128	(128)	—	(15)	15	—
Income (loss) before income taxes	29,373	8,255	37,628	(17,042)	46,026	28,984
Provision for (benefit from) income taxes (3)	7,154	1,688	8,842	(8,126)	14,937	6,811
Net income (loss)	$22,219		$28,786	$(8,916)		$22,173

(1)	Consists of the adjustments to EBITDA listed in the adjusted EBITDA reconciliation table above.
(2)	Relates to intangible assets established in connection with HTSC’s acquisition of our Company in 2016.

(3)	Consists of the provision for income taxes under US GAAP and the estimated tax impact of expense adjustments and acquisition-related amortization.

	Three Months Ended March 31, 2022			Three Months Ended March 31, 2021
(in thousands)	Compensation	Non- Compensation	Total	Compensation	Non- Compensation	Total
Net income (loss)			$22,219			$(8,916)
Acquisition-related amortization(1)	$—	$1,729	1,729	$—	$5,108	5,108
Expense adjustments(2)	786	2,470	3,256	2,922	4,583	7,505
Share-based compensation	3,142	—	3,142	33,428	—	33,428
Other expenses	—	128	128	—	(15)	(15)
Tax effect of adjustments(3)	(185)	(1,503)	(1,688)	(687)	(14,250)	(14,937)
Adjusted net income	$3,743	$2,824	$28,786	$35,663	$(4,574)	$22,173

(1)	Relates to intangible assets established in connection with HTSC’s acquisition of our Company in 2016.
(2)	Consists of the adjustments to EBITDA listed in the adjusted EBITDA reconciliation table above other than share-based compensation.
(3)	Consists of the provision for income taxes under U.S. GAAP and the estimated tax impact of expense adjustments and acquisition-related amortization.

Contacts

Investors:

Taylor J. Hamilton, CFA

Head of Investor Relations

InvestorRelations@assetmark.com

Media:

Alaina Kleinman

Head of PR & Communications

alaina.kleinman@assetmark.com

SOURCE: AssetMark Financial Holdings, Inc.